SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549
                      ------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                October 24, 2000
--------------------------------------------------------------------------------

                                 Date of Report
                        (Date of Earliest Event Reported)

                             Everlast Worldwide Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



Delaware                             0-25918                     13-3672716
-------------------           ----------------------      ----------------------
(State or Other                    (Commission                 (IRS Employer
Jurisdiction of                    File Number)             Identification No.)
Incorporation)


               1350 Broadway, Suite 2300, New York, New York 10018
--------------------------------------------------------------------------------
                     (Address of Principal Executive Office)


                                 (212) 239-0990
--------------------------------------------------------------------------------
                         (Registrant's telephone number,
                              including area code)

                           Active Apparel Group, Inc.
--------------------------------------------------------------------------------
                   (Former Name, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

         Pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated August 21, 2000 by and among Everlast Worldwide Inc. (f/k/a Active Apparel Group, Inc., the "Company"), Active Apparel New Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("NewCorp"), Everlast World's Boxing Headquarters Corp. ("Everlast"), a New York corporation, Everlast Holding Corp. ("Everlast Holding"), a Delaware corporation, and the stockholders of Everlast Holding (the "Stockholders"), Everlast Holding merged with and into NewCorp (the "Merger") on October 24, 2000 (the "Closing Date") with NewCorp being the surviving corporation. As a result of the Merger, the Company acquired all of the outstanding shares of common stock of Everlast Holding, and Everlast Holding and its subsidiaries became subsidiaries of the Company. The Stockholders are Ben Nadorf, Arlene Shechet and Arthur Shechet.

Consideration

         At the closing of the Merger (the "Closing"), the Stockholders received in exchange for all of the outstanding shares of common stock of Everlast Holding the following consideration: (i) $10,000,000 cash; (ii) 505,000 shares of common stock, $.002 par value, of the Company; and (iii) 45,000 shares of Series A Redeemable Participating Preferred Stock, $.01 par value, of the Company. The Company used its and its subsidiaries' available cash to pay the $10,000,000 to the Stockholders. For additional information, reference is made to the Merger Agreement and the Certificate of Designations, Powers, Preferences and Rights of the Series A Redeemable Participating Preferred Stock of the Company, which are incorporated herein by reference and attached hereto as
Exhibit 99.1 and 4.1, respectively.

Description of Everlast

         Everlast, a wholly-owned subsidiary of New Corp, as successor by merger with Everlast Holding, was founded in 1910 and is headquartered in the Bronx, New York. Everlast began as a manufacturer of men's swimwear. Shortly thereafter, Everlast began manufacturing and distributing boxing gloves and protective headgear.

         Everlast uses its Moberly, Missouri facility to manufacture the wooden and metal parts for speed and heavy bags and boxing rings. Since the 1980's, Everlast has utilized licensing arrangements in the United States and in over 20 international licensees which sell Everlast products in specific geographies worldwide. These territories include Canada, Australia, Pacific Rim, Europe, South America and Mexico.

Product Overview (Manufactured)

         (1) Boxing Gloves: Everlast's most recognizable product, boxing gloves, are made for professional, amateur and home gym use. Everlast's professional gloves are certified by the World Boxing Conference, World Boxing Association and International Boxing Federation for all of their professional fights, and in all 50 states.

         (2) Heavy Bags: Everlast's heavy bags are punching bags weighing between 25 and 150 lbs.

         (3) Speed Bags: Speed bags are small, air-filled bags which are mounted on swivels and platforms (at eye level).

         (4) Platforms: Platforms are the wall mountings used in suspending speed or heavy bags.

         (5)      Boxing Trunks.

         (6) Miscellaneous Gym Equipment: In addition to the aforementioned core offerings, Everlast also manufactures the following products to complement its product line: protective head gear; protection cups; mouthpieces; hand wraps; boxing rings; martial arts equipment; skip ropes/tug-o-war ropes; ankle/wrist weights; push-up/pull-up bars; hand grips; weight lifting gloves & belts; dumbbell/barbell racks; gym mats (assorted); medicine balls; professional training head guard; rubber medicine balls.

Product Overview (Licensed)

         In addition to manufacturing sports equipment, Everlast licenses its brand name to several companies which source or manufacture ancillary products. This has enabled Everlast to expand product offerings into areas outside of its core manufacturing competencies, strengthen the brand image and increase profitability, while at the same time minimizing inventory risk.

         Everlast utilizes a network of licensees for its international distribution to over 20 foreign countries. It also sells directly to distributors and retailers. In return for exclusive rights to market Everlast products in certain regions, the licensees pay Everlast a fixed royalty rate of net revenues.

Manufacturing

         Everlast has two manufacturing facilities which produce most of its non-licensed products. The Company's leased Bronx, New York facility is a 235,000 square foot cut and sew operation, where boxing gloves, speed bags, boxing trunks and other related items are produced. Additionally, Everlast-owned 304,000 square foot Moberly, Missouri facility houses its heavier manufacturing for such items as platforms, heavy bags and boxing rings.

         The Company intends to continue to use the assets of Everlast in the manner used prior to the Merger.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements for Everlast. Please see Index to Financial Statements on page F-1.

         (b) Pro-Forma Financial Statements. Please see Index to Financial Statements on page F-1.

         (c) Exhibits:


         4.1 Certificate of Designations, Powers, Preferences and Rights of the Series A Redeemable Participating Preferred Stock.

         99.1 Agreement and Plan of Merger dated August 21, 2000 by and among Everlast World's Boxing Headquarters Corp., a New York corporation, Everlast Holding Corp., a Delaware corporation, Everlast Worldwide Inc. (f/k/a Active Apparel Group, Inc.), Active Apparel New Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, and the stockholders of Everlast Holding.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            EVERLAST WORLDWIDE INC.


November 7, 2000                            By:  /s/ George Q Horowitz
                                                 -------------------------------
                                            Name: George Q Horowitz
                                            Title:Chairman of the Board,
                                                  Chief Executive Officer and
                                                  President

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

EVERLAST WORLD'S BOXING HEADQUARTERS CORP.
      Report of Independent Auditors........................................F-3
      Consolidated Balance Sheets for Fiscal Year Ended
                  December 31, 1998 and December 31, 1997...................F-4
      Consolidated Statements of Income and Retained Earnings for
                 Fiscal Years Ended December 31, 1998
                  and December 31, 1997.....................................F-6
      Consolidated Statement of Cash Flows for Fiscal Years Ended
                 December 31, 1998 and December 31, 1997....................F-7
      Notes to Consolidated Financial Statements for
                 Fiscal Year Ended December 31, 1998........................F-8
      Report of Independent Auditors........................................F-14
      Consolidated Balance Sheets for Fiscal Year Ended
                 December 31, 1999 and December 31, 1998....................F-15
      Consolidated Statements of Income and Retained Earnings for
                 Fiscal Years Ended December 31, 1999 and
                  December 31, 1998.........................................F-17
      Consolidated Statement of Cash Flows for Fiscal Years Ended
                 December 31, 1999 and December 31, 1998....................F-18
      Notes to Consolidated Financial Statements for
                 Fiscal Year Ended December 31, 1999........................F-19
      Report of Independent Auditors........................................F-25
      Unaudited Consolidated Balance Sheets for Six Months Ended
                 June 30, 2000 and June 30, 1999............................F-26
      Unaudited Consolidated Statements of Income and Retained Earnings
                 For Six Months Ended June 30, 2000 and
                  Three Months Ended June 30, 2000 and
                  June 30, 1999.............................................F-28

      Pro Forma Consolidated Financial Statements...........................F-30

                   EVERLAST WORLD'S BOXING HEADQUARTERS CORP.
                                AND SUBSIDIARIES

                                DECEMBER 31, 1998

                                    I N D E X


                                                                       Page No.

CONSOLIDATED FINANCIAL STATEMENTS:

     Independent Accountants' Report........................................1

     Balance Sheets as at December 31, 1998 and 1997.......................2-3

     Statements of Income and Retained Earnings
     For the Years Ended December 31, 1998 and 1997.........................4

     Statements of Cash Flows
       For the Years Ended December 31, 1998 and 1997.......................5

     Notes of Consolidated Financial Statements............................6-10

                        INDEPENDENTS ACCOUNTANTS' REPORT




To the Board of Directors
Everlast World's Boxing Headquarters Corp.

We have audited the accompanying consolidated balance sheets of Everlast World's Boxing Headquarters Corp. and subsidiaries, as of December 31, 1998 and 1997 and the related consolidated statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and signficant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Everlast World's Boxing Headquarters, Corp. and subsidiaries as at December 31, 1998 and 1997 and their consolidated results of operations and their cash flows for the years ended in conformity with generally accepted accounting principles.


                                      /s/ WEINICK SANDERS LEVENTHAL & CO., LLP
                                      ----------------------------------------
                                          WEINICK SANDERS LEVENTHAL & CO., LLP


New York, N.Y.
February 26, 1999

           EVERLAST WORLD'S BOXING HEADQUARTERS CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS



                                   A S S E T S


                                                              December 31,
                                                         --------------------
                                                         1998            1997
                                                         ----            ----
Current assets:
      Cash and cash equivalents (Note 2)               $10,702,452   $ 7,059,981
      Accounts receivable, less allowance for
        doubtful accounts (Notes 2, 3 and 7)             5,577,953     5,566,919
      Notes receivable - current portion (Note 4)            8,586          --
      Inventories (Notes 2 and 5)                        3,084,362     3,671,479
      Prepaid income taxes                                 353,621     1,283,212
      Prepaid insurance                                    184,852       231,920
      Other prepaid expenses                                19,003        88,640
                                                        ----------    ----------
            Total current assets                        19,930,829    17,902,151
                                                        ----------    ----------
Property, plant and equipment:
      Land, buildings, machinery and equipment
        (Notes 2 and 7)                                  6,744,663     7,359,553
      Less:  Accumulated depreciation                    1,548,113     1,221,823
                                                        ----------    ----------
            Net property, plant and equipment            5,196,550     6,137,730
                                                        ----------    ----------
  Other assets:
      Deposits                                              18,052        18,040
      Notes receivable (Note 4)                            310,721          --
      Deferred financing costs, less accumulated
        amortization of $143,611 and $90,741,
        respectively (Note 2)                              144,271       197,141

      Deferred trademark costs, less accumulated
        amortization of $20,610 and $13,974,
        respectively (Note 2)                               80,975        83,514

      Cash surrender value - officer's life
        insurance,  net of loans payable of
        $208,556 in each year                              670,117       590,759

      Investment in U.S. treasury bonds, at cost
        (held in trust) (Note 6)                           125,012       104,816
                                                        ----------    ----------
            Total other assets                           1,349,148       994,270
                                                        ----------    ----------
                                                       $26,476,527   $25,034,151
                                                       ===========   ===========

          See accompanying notes to consolidated financial statements.

           EVERLAST WORLD'S BOXING HEADQUARTERS CORP. AND SUBSIDIARIES

                      LIABILITIES AND STOCKHOLDER'S EQUITY


                                                                                 December 31,
                                                                   -----------------------------------
                                                                        1998                    1997
                                                                   -------------           -----------
Current liabilties:
      Accounts payable                                             $     836,156           $     725,171
      Current maturities of long-term debt (Note 7):
      Former stockholders                                              1,566,571               1,566,571
      Industrial bond                                                    100,000                 100,000
      Other                                                               59,607                  83,587
      Accrued expenses                                                   640,745                 697,209
                                                                   -------------          ---------------
            Total current liabilities                                  3,203,079               3,172,538
                                                                   -------------          ---------------
Long-term debt (Note 7):
      Former Stockholders                                                    -                 1,566,571
      Industrial bond                                                  3,839,266               3,933,057
      Other                                                                  -                    16,387
                                                                   -------------          ---------------
            Total long-term debt                                       3,839,266               5,516,015
                                                                   -------------          ---------------
            Total liabilities                                          7,042,345               8,688,553
                                                                   -------------          ---------------
  Commitments (Note 8)                                                       -                       -

      Stockholder's equity:
         Common Stock, no par value
             Authorized - 100 shares
             Issued - 62 shares                                          155,883                 155,883
      Retained earnings                                               28,186,705              25,098,121
      Less:  Treasury stock - 31 shares at cost                      (8,908,406)             (8,908,406)
                                                                   -------------          ---------------
                        Total stockholders' equity                    19,434,182              16,345,598
                                                                   -------------          ---------------
                                                                     $26,476,527             $25,034,151
                                                                   -------------          ---------------

See accompanying notes to consolidated financial statements.

           EVERLAST WORLD'S BOXING HEADQUARTERS CORP. AND SUBSIDIARIES

             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS


                                                                    For the Years Ended December 31,
                                                    ------------------------------------------------------------------------------
                                                                  1998                                         1997
                                                    -----------------------------------        -----------------------------------
Sales                                               $20,126,454                                  $19,838,047
Less:  Returns, allowances, and discounts             1,677,451                                    1,649,534
                                                   ------------                                 ------------
Net Sales                                            18,449,003               100.0%              18,188,513              100.0%
Cost of goods sold                                   10,641,124                 57.7              10,187,708                56.0
                                                   ------------              -------            ------------             -------
Prime gross profit on sales                           7,807,879                 42.3               8,000,805                44.0
Factory overhead                                      2,937,718                 15.9               2,975,001                16.4
                                                   ------------              -------            ------------             -------
Gross profit on sales                                 4,870,161                 26.4               5,025,804                27.6
                                                   ------------              -------            ------------             -------
Operating expenses:
      Selling                                         2,236,097                 12.1               2,102,773                11.6
      Shipping                                          892,391                  4.8               1,065,253                 5.8
      General and administrative                      1,814,236                  9.8               1,703,565                 9.4
                                                   ------------              -------            ------------             -------
Total operating expenses                              4,942,724                 26.7               4,871,591                26.8
                                                   ------------              -------            ------------             -------
Income (loss) from operations                          (72,563)                (0.3)                 154,213                 0.8
Other income (net of other deductions)                4,741,147                 25.7               4,964,571                27.3
                                                   ------------              -------            ------------             -------
Income before provision for income taxes              4,668,584                 25.4               5,118,784                28.1
Provision for income taxes                            1,580,000                  8.6               1,835,000                10.1
                                                   ------------              -------            ------------             -------
Net income                                            3,088,584                 16.8%              3,283,784                18.0%
                                                                             =======                                     =======
Retained earnings at beginning of year               25,098,121                                   21,814,337
                                                   ------------                                 ------------
Retained earnings at end of year                    $28,186,705                                  $25,098,121
                                                   ============                                 ============


See accompanying notes to consolidated financial statements.

           EVERLAST WORLD'S BOXING HEADQUARTERS CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                                             For the Years Ended
                                                                                                 December 31,
                                                                                    ------------------------------------
                                                                                          1998                 1997
                                                                                    -----------------    ---------------
Cash flows from operating activities:
      Net income                                                                    $  3,088,584            $  3,283,784
                                                                                    -----------------    ---------------
      Adjustments to reconcile net income of net cash provided by operating activities:
      Depreciation and amortization                                                      572,344                 409,406
      Loss (gain) on sale of plant                                                       102,619                     -
      Increase (decrease) in cash flows as a result of changes in asset and liability account balances:
            Accounts receivable                                                         (11,034)                 688,588
            Inventories                                                                  587,117             (1,410,723)
            Prepaid income taxes                                                         929,591             (1,283,212)
            Prepaid expenses and sundry receivables                                      116,693                   7,940
            Net cash surrender value of officers' life insurance                        (79,358)                (76,589)
            Other assets                                                                     -                  (36,922)
            Accounts payable                                                             110,985                (55,014)
            Accrued expenses                                                            (56,466)               (130,386)
            Income taxes payable                                                             -                 (840,166)
                                                                                    -----------------    ---------------
      Total adjustments                                                                2,272,491             (3,227,078)
                                                                                    -----------------    ---------------

Net cash provided by operating activities                                              5,361,075                  56,706
                                                                                    -----------------    ---------------

Cash flows from investing activities:
      Sales (purchases) of property and equipment - net                                    1,628             (2,274,529)
      Decrease in notes receivable                                                           693                     -
      Trustee project fund                                                                   -                 1,349,608
                                                                                    -----------------    ---------------
Net cash provided by (used in) investing activities                                        2,321               (924,921)
                                                                                    -----------------    ---------------

Cash flows from financing activities
      Treasury bonds                                                                    (20,196)                (19,277)
      Decrease in long-term debt                                                     (1,700,729)             (1,665,948)
                                                                                    -----------------    ---------------
Net cash used in financing activities                                                (1,720,925)             (1,685,225)
                                                                                    -----------------    ---------------

Net increase (decrease) in cash                                                        3,642,471             (2,553,440)
Cash and cash equivalents at beginning of year                                         7,059,981               9,613,421
                                                                                    -----------------    ---------------
Cash and cash equivalents at end of year                                              10,702,452               7,059,981
                                                                                    =================    ===============
Supplemental Disclosures of Cash Flow Information:
    Cash paid during the year:

            Interest                                                                $    340,194            $    126,682
                                                                                    =================    ===============
            Income taxes                                                            $  1,562,369            $  4,009,387
                                                                                    =================    ===============


See accompanying notes to consolidated financial statements.

           EVERLAST WORLD'S BOXING HEADQUARTERS CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1998


NOTE 1 - BASIS OF FINANCIAL STATEMENTS.

               The consolidated financial statements include the accounts of Everlast World's Boxing Headquarters Corp. and its wholly owned subsidiaries Everlast Sports Mfg. Corp., Everlast Sports International, Inc. and Everlast Fitness Mfg. Corp., together with its wholly owned subsidiary American Fitness Products, Inc. The Company, together with its subsidiaries, manufactures and distributes sporting goods and gym apparatus. The Company also licenses the use of its trademark to unaffiliated companies for which it receives significant royalties. The parent company acts as a labor contractors for its subsidiary, Everlast Sports Mfg. Corp. Everlast Sports International, Inc. sells only to customers outside the United States and its possessions. Everlast Fitness Mfg. Corp. manufactures products for Everlast Sports Mfg. Corp. for the latter's distribution. American Fitness Products, Inc. operates as a mail-order distributor to the general public. All significant inter-company transactions and accounts have been eliminated.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

(a)         Use of Estimates:

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

(b)         Concentration of Credit Risk:

               The Company maintains cash balances at several banks. Amounts at each institution at time may exceed the Federal Deposit Insurance Corporation insurance limitation.

(c)         Accounts Receivable:

               For financial reporting purposes the companies have established allowances for doubtful accounts at various percentages of the trade accounts receivable outstanding at December 31, 1999 and 1998. For income tax reporting purposes the companies charge bad debts to operations as incurred.

(d)         Inventories:

               Inventories are priced at the lower of cost or market on a first-in, first-out basis.

(e)         Property and Equipment:

               Property and equipment are stated at cost. Depreciation is computed utilizing either the straight-line or accelerated methods over the estimated useful lives of the related assets.

(f)         Deferred Financing and Trademark Costs:

               The Company incurred $287,882 of financial costs in conjunction with the borrowings to construct its new plant in Missouri. These costs are being amortized over varying periods based upon the respective underlying debt to which they apply. Amortization of $52,870 was charged to operations for the years ended December 31, 1998 and 1997, respectively.

               The Company incurs expenses in connection with obtaining and maintaining its trademark worldwide. These costs are amortized over 17 years. For the years ended December 31, 1998 and 1997, amortization of $6,636 and $5,542, respectively, were charged to operations.

(g)         Income Taxes:

               The Company and its wholly owned subsidiaries, with the exception of Everlast Sports International, Inc., ("ESI"), file a consolidated Federal income tax return. ESI qualifies as a DISC which results in a deferral of tax on a substantial amounts of its income. Various state and local income tax returns are filed pursuant to reporting requirements in those locales. ESI is authorized to operate in Canada and files a separate Canadian income tax return reporting only the income fro that country. The provision for income tax is based upon the consolidated taxable income including that portion of ESI's income previously noted.

NOTE 3 - ACCOUNTS RECEIVABLE - NET.

                              The accounts  receivable  at December 31, 1998 and
1997 are as follows:

                                                                                                           Everlast Sports
                                                                                 American                   Mfg. Corp. and
                                                                                  Fitness                  Everlast Sports
                                                       Consolidated             Products, Inc.          International, Inc.
                                                       ------------            ----------------         -------------------

December 31, 1998
Accounts receivable                                       $5,759,124                 $11,377                $5,747,747
Less:  Allowance for doubtful accounts                       181,171                     -                     181,171
                                                         ------------           ----------------         -------------------
Accounts receivable - net                                 $5,577,953                 $11,377                $5,566,576
                                                         ============           ================         ===================

December 31, 1997
Accounts receivable                                       $5,793,197             $     4,325                $5,788,872
Less:  Allowance for doubtful accounts                       226,278                     -                     226,278
                                                         ------------           ----------------         -------------------
Accounts receivable - net                                 $5,566,919             $     4,325                $5,562,594
                                                         ============           ================         ===================

NOTE 4 - NOTES RECEIVABLES.

               Notes receivable of $319,307 resulted from the sale of one of the Company's plants. The notes bear interest at 6% per annum, and are payable in monthly installments of approximately $2,300, including interest, with a final payment of approximately $208,000 due in November 2008.

NOTE 5 - INVENTORIES.

                              Inventories consist of the following:

                                               December 31,
                                               ------------
                                 1998                                 1997
                                ----------                         ----------

         Raw material           $1,002,418                         $2,242,558
         Work-in process           968,489                            357,231
         Finished goods          1,113,455                          1,071,690
                                ----------                         ----------

                                $3,084,362                         $3,671,479
                                ==========                         ==========

NOTE 6 - INVESTMENT - TREASURY BONDS.

               As s result of a product liability suit adjudicated in a prior year the Company was obligated to create a trust which would pay an injured party $60,000 annually for the lesser of 40 years or his life. The Company is required to collateralize the trust with treasury bonds sufficient to fund this obligation which has a remaining life of 21 years. The amount on the share in the investment to meet the aforementioned liability.

NOTE 7 - LONG-TERM DEBT.

(a) During 1995, the Company exercised its option under a shareholders' agreement to purchase all of the Company's shares held by a deceased shareholder's estate and family. These shares, representing 50% of the Company's outstanding capital stock, were valued at $8,908,406. After a downpayment of $2,672,122, the balance was to be paid by a series of notes extending to July, 1999, bearing interest of 4%. At December 31, 1998 and 1997 the respective unpaid balance were as follows:

                                                       December 31,
                                                       ------------
                                             1998                     1997
                                        ------------             ----------

           Due to former shareholder      $1,566,571             $3,133,142
           Less:  Current maturities       1,566,571              1,566,571
                                        ------------             ----------
           Long-term portion            $     -                  $1,566,571
                                        ============             ==========

(b) To finance the construction of its new facility in Missouri and the acquisition of related production equipment, the Company, udner the aegis of the Industrial Development Authority of the City of Moberly, Missouri ("Issuer"), issued $4,250,000 of Industrial Revenue Bonds. The bonds mature April 1, 2016 with a "put" provision allowed weekly to the holder as well as a weekly variable interest rate. The interest rate cannot exceed 10% per annum. There is a letter of credit issued by Chase Bank, expiring April, 1999, guaranteeing the bonds. The letter of credit is collateralized by accounts receivable, property, plant and equipment.

               To keep the letter of credit in force the Company is obligated to meet certain targeted consolidated financial goals each yar, which have been met.

               The bonds are subject to an annual sinking fund for redemption each April 1st with redemption as follows:

                                        Years          Annual Amount
                                        -----          -------------

                                    1999               $100,000
                                    2000 - 2005         300,000
                                    2006                400,000
                                    2007 - 2016         175,000

               Interest expense on all of the foregoing debt amounted to $272,910 and $262,721 for the years ended December 31, 1998 and 1997, respectively.

NOTE 8 - COMMITMENT.

               The lease for the New York facility extends through April 30, 2004. The agreement requires the following annual minimum base rents.

                Periods                        Minimum Annual Base Rental
                -------                        --------------------------

            May 1, 1997 - April 30, 2000                  $383,043
            May 1, 2000 - April 30, 2004                   401,043

     Rent expense amounted to $456,358 and $465,326 for the years ended December 31, 1998 and 1997, respectively.

          EVERLAST WORLD'S BOXING HEADQUARTERS CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999






                                    I N D E X





                                                                       Page No.


CONSOLIDATED FINANCIAL STATEMENTS:


      Independent Accountants' Report ................................    1


      Balance Sheets as at December 31, 1999 and 1998 ................   2-3


      Statements of Income and Retained Earnings
         For the Years Ended December 31, 1999 and 1998 ..............    4


      Statements of Cash Flows
         For the Years Ended December 31, 1999 and 1998 ..............    5


      Notes to Consolidated Financial Statements .....................  6-10

                         INDEPENDENT ACCOUNTANTS' REPORT





To the Board of Directors
Everlast World's Boxing Headquarters Corp.


We have audited the accompanying consolidated balance sheets of Everlast World's Boxing Headquarters Corp. and subsidiaries as at December 31, 1999 and 1998 and the related consolidated statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Everlast World's Boxing Headquarters, Corp. and subsidiaries as at December 31, 1999 and 1998 and their results of operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




                                      /s/ WEINICK SANDERS LEVENTHAL & CO., LLP
                                      ----------------------------------------
                                          WEINICK SANDERS LEVENTHAL & CO., LLP


New York, N. Y.
March 1, 2000

                                                                             -2-
           EVERLAST WORLD'S BOXING HEADQUARTERS CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS



                                   A S S E T S


                                                                                December 31,
                                                                         --------------------------
                                                                             1999          1998
                                                                         -----------    -----------
Current assets:
      Cash and cash equivalents                                          $ 3,372,116    $10,702,452
      Investment in commercial paper                                       8,025,207           --
      Accounts receivables, less allowance for doubtful accounts           4,992,256      5,577,953
      Notes receivable - current portion                                       9,116          8,586
      Inventories                                                          4,626,543      3,084,362
      Prepaid income taxes                                                      --          353,621
      Prepaid insurance                                                      181,803        184,852
      Other prepaid expenses                                                  46,809         19,003
                                                                         -----------    -----------
            Total current assets                                          21,253,850     19,930,829
                                                                         -----------    -----------

Property, plant and equipment:
      Land, buildings, machinery and equipment                             7,051,153      6,744,663
      Less:  Accumulated depreciation                                      1,966,871      1,548,113
                                                                         -----------    -----------
            Net property, plant and equipment                              5,084,282      5,196,550
                                                                         -----------    -----------

  Other assets:
      Deposits                                                                18,057         18,052
      Notes receivable                                                       301,605        310,721
      Deferred financing costs, less accumulated amortization of
        $172,700 and $143,611, respectively
                                                                             115,182        144,271
      Deferred trademark costs, less accumulated amortization of
        $28,194 and $20,610, respectively
                                                                              97,750         80,975
      Cash surrender value - officer's life  insurance,  net of loans payable of $208,556 in each year
                                                                             736,823        670,117
      Investment in U.S. treasury bonds, at cost (held in trust)             146,189        125,012
                                                                         -----------    -----------
            Total other assets                                             1,415,606      1,349,148
                                                                         -----------    -----------
                                                                         $27,753,738    $26,476,527
                                                                         ===========    ===========

          See accompanying notes to consolidated financial statements.

           EVERLAST WORLD'S BOXING HEADQUARTERS CORP. AND SUBSIDIARIES

                      LIABILITIES AND STOCKHOLDER'S EQUITY


                                                        December 31,
                                                  --------------------------
                                                     1999           1998
                                                  -----------     ----------
Current liabilties:
      Accounts payable                         $    997,204     $    836,158
      Current maturities of long-term debt:
        Former stockholders                            --          1,566,571
        Industrial bond                             300,000          100,000
        Other                                          --             59,607
      Corporate taxes payable                       103,888             --
      Accrued expenses                              376,448          640,743
                                               ------------     ------------
            Total current liabilities             1,777,540        3,203,079
                                               ------------     ------------

Long-term debt:
      Industrial bond                             3,385,716        3,839,266
                                               ------------     ------------

            Total liabilities                     5,163,256        7,042,345
                                               ------------     ------------

  Commitments and contingencies                        --               --

      Stockholder's equity:
        Common Stock, no par value
            Authorized - 100 shares                 155,883          155,883
            Issued - 62 shares                   31,343,005       28,186,705
      Retained earnings                          (8,908,406)      (8,908,406)
                                               ------------     ------------
      Treasury stock - 31 shares - at cost       22,590,482       19,434,182
                                               ------------     ------------

            Total stockholders' equity         $ 27,753,738     $ 26,476,527
                                               ============     ============

          See accompanying notes to consolidated financial statements.

           EVERLAST WORLD'S BOXING HEADQUARTERS CORP. AND SUBSIDIARIES

             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS


                                                           For the Years Ended December 31,
                                                           --------------------------------

                                                 1999            %              1998                 %
                                             ------------    ---------       ------------        ---------

Sales                                        $ 19,333,007                    $ 20,126,454
Less:  Returns, allowances, and discounts       1,208,821                       1,677,451
                                             ------------                    ------------
Net Sales                                      18,124,186       100.00         18,449,003           100.00
Prime cost of good sold                        10,303,218        56.90         10,641,124            57.70
                                             ------------    ---------       ------------        ---------
Prime gross profit on sales                     7,820,968        43.10          7,807,879            42.30
Factory overhead                                2,973,202        16.40          2,937,718            15.90
                                             ------------    ---------       ------------        ---------
Gross profit on sales                           4,847,766        26.70          4,870,161            26.40
                                             ------------    ---------       ------------        ---------
Operating expenses:
      Selling                                   2,005,157        11.00          2,236,097            12.10
      Shipping                                    863,659         4.80            892,391             4.80
      General and administrative                1,856,640        10.20          1,814,236             9.80
                                             ------------    ---------       ------------        ---------
Total operating expenses                        4,725,456        26.00          4,942,724            26.70
                                             ------------    ---------       ------------        ---------
Income (loss) from operations                     122,310         0.70            (72,563)           (0.30)
Other income (net of other deductions)          4,779,990        26.30          4,741,147            25.70
                                             ------------    ---------       ------------        ---------
Income before provision for income taxes        4,902,300        27.00          4,668,584            25.40
Provision for income taxes                      1,746,000         9.60          1,580,000             8.60
                                             ------------    ---------       ------------        ---------
Net income                                      3,156,300        17.40          3,088,584            16.80
                                                             =========                           =========
Retained earnings at beginning of year         28,186,705                      25,098,121
                                             ------------                    ------------
Retained earnings at end of year             $ 31,343,005                    $ 28,186,705
                                             ============                    ============

          See accompanying notes to consolidated financial statements.

           EVERLAST WORLD'S BOXING HEADQUARTERS CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                             -5-

                                                                          For the Years Ended
                                                                              December 31,
                                                                     -----------------------------
                                                                        1999               1998
                                                                     ------------     ------------
Cash flows from operating activities:
      Net income                                                     $  3,156,300     $  3,088,584
                                                                     ------------     ------------
      Adjustments to reconcile net income of net cash provided by operating activities:
      Depreciation and amortization                                       493,116          572,344
      Loss (gain) on sale of plant                                        (46,809)         102,619
      Increase (decrease) in cash flows as a result of changes in asset and liability account balances:
            Accounts receivable                                           585,697          (11,034)
            Inventories                                                (1,542,181)         587,117
            Prepaid income taxes                                          353,621          929,591
            Prepaid expenses and sundry receivables                       (24,762)         116,693
            Net cash surrender value of officers' life insurance          (66,706)         (79,358)
            Accounts payable                                              161,046          110,985
            Accrued expenses                                             (264,295)         (56,466)
            Income taxes payable                                          103,888             --
                                                                     ------------     ------------
      Total adjustments                                                  (247,385)      (2,272,491)
                                                                     ------------     ------------
      Net cash provided by operating activities                         2,908,915        5,361,075
                                                                     ------------     ------------

Cash flows from investing activities:
      Investment in commercial paper                                   (8,025,207)            --
      Sales (purchases) of property and equipment - net                  (321,725)           1,628
      Decrease in notes receivable                                          8,586              693
                                                                     ------------     ------------
Net cash provided by (used in) investing activities                    (8,338,346)           2,321
                                                                     ------------     ------------

Cash flows from financing activities
      Treasury bonds                                                      (21,177)         (20,196)
      Decrease in long-term debt                                       (1,879,728)      (1,700,729)
                                                                     ------------     ------------
Net cash used in financing activities                                  (1,900,905)      (1,720,925)
                                                                     ------------     ------------

Net increase (decrease) in cash                                        (7,330,336)       3,642,471
Cash and cash equivalents at end of year                               10,702,452        7,059,981
                                                                     ------------     ------------
Supplemental Disclosures of Cash Flow Information:                   $  3,372,116     $ 10,702,452
                                                                     ============     ============
    Cash paid during the year:

            Interest                                                 $    519,262     $    340,194
                                                                     ============     ============
            Income taxes                                             $  1,274,730     $  1,562,369
                                                                     ============     ============

          See accompanying notes to consolidated financial statements.

                                                                             -6-
           EVERLAST WORLD'S BOXING HEADQUARTERS CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999


NOTE 1 -    BASIS OF FINANCIAL STATEMENTS.

                     The consolidated  financial statements include the accounts of Everlast World's Boxing Headquarters Corp. and its wholly owned subsidiaries Everlast Sports Mfg. Corp., Everlast Sports International, Inc. and Everlast Fitness Mfg. Corp., together with its wholly owned subsidiary, American Fitness Products, Inc. The Company, together with its subsidiaries, manufactures and distributes sporting goods and gym apparatus. The Company also licenses the use of its trademark to unaffiliated companies for which it receives significant royalties. The parent company acts as a labor contractor for its subsidiary, Everlast Sports Mfg. Corp. Everlast Sports International, Inc. sells only to customers outside the United States and its possessions. Everlast Fitness Mfg. Corp. manufactures products for Everlast Sports Mfg. Corp. for the latter's distribution. American Fitness Products, Inc. operates as a mail-order distributor to the general public. All significant inter-company transactions and accounts have been eliminated.



NOTE 2 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

(a)         Use of Estimates:

                     The preparation of financial  statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


(b)         Concentration of Credit Risk:

                     The  Company  maintains  cash  balances  at several  banks.
            Amounts at each institution at times may exceed the Federal Deposit Insurance Corporation insurance limitation.


(c)         Cash Equivalents:

                     The Company  considers all highly  liquid debt  instruments purchased with a maturity of three months or less to be cash equivalents.

(d)         Accounts Receivable:

                     For  financial   reporting   purposes  the  companies  have
            estab-lished allowances for doubtful accounts at various percentages of the trade accounts receivable outstanding at December 31, 1999 and 1998. For income tax reporting purposes the companies charge bad debts to operations as incurred.


(e)         Inventories:

                     Inventories  are priced at the lower of cost or market on a first-in, first-out basis.


(f)         Property and Equipment:

                     Property and equipment are stated at cost.  Depreciation is computed utilizing either the straight-line or accelerated methods over the estimated useful lives of the related assets.


(g)         Deferred Financing and Trademark Costs:

                     The Company  incurred  $287,882 of financing cost ($103,321 were fully amortized in 1999) in conjunction with the borrowings to construct its new plant in Missouri. These costs are being amortized over varying periods based upon the respective underlying debt to which they apply. Amortization of $29,089 and $52,870 were charged to operations for the years ended December 31, 1999 and 1998, respectively.

                     The Company  incurs  expenses in connection  with obtaining and maintaining its trademark worldwide. These costs are amortized over 17 years. For the years ended December 31, 1999 and 1998, amortization of $7,584 and $6,636, respectively, were charged to operations.


(h)         Income Taxes:

                     The Company  and its wholly  owned  subsidiaries,  with the exception of Everlast Sports International, Inc., ("ESI"), file a consolidated Federal income tax return. ESI qualifies as a DISC which results in a deferral of tax on a substantial amount of its income. Various state and local income tax returns are filed pursuant to reporting requirements in those locales. ESI is authorized to operate in Canada and files a separate Canadian income tax return reporting only the income from that country. The provision for income tax is based upon the consolidated taxable income including that portion of ESI's income previously noted.

NOTE 3 -    ACCOUNTS RECEIVABLE - NET.

                     The accounts  receivable  at December 31, 1999 and 1998 are as follows:


                                                                             Everlast Sports
                                                               American       Mfg. Corp. and
                                                                Fitnes       Everlast Sports
                                            Consolidated    Products, Inc.  International, Inc.
                                            ------------    --------------  -------------------

December 31, 1999
-----------------
Accounts receivable                          $5,176,386       $    6,031       $5,170,355
Less:  Allowance for doubtful accounts          184,130             --            184,130
                                             ----------       ----------       ----------
Accounts receivable - net                    $4,992,256       $    6,031       $4,986,225
                                             ==========       ==========       ==========
December 31, 1998
-----------------
Accounts receivable                          $5,759,124       $   11,377       $5,747,747
Less:  Allowance for doubtful accounts          181,171             --            181,171
                                             ----------       ----------       ----------
Accounts receivable - net                    $5,577,953       $   11,377       $5,566,576
                                             ==========       ==========       ==========

NOTE 4 -    NOTES RECEIVABLE.

                     Notes  receivable  resulted  from the 1998 sale of a former plant in Missouri. The notes bear interest at 6% per annum, and are payable in monthly installments of approximately $2,300, including interest, with a final payment of approximately $208,000 due in November 2008.



NOTE 5 -    INVENTORIES.

                     Inventories consist of the following:

                                                          December 31,
                                                  -----------------------------
                                                  1999                     1998
                                                  ---------           ---------

                          Raw material           $1,198,924          $1,002,418
                          Work-in process         1,759,094             968,489
                          Finished goods          1,668,525           1,113,455
                                                 ----------          ----------

                                                 $4,625,543          $3,084,362
                                                 ==========          ==========

NOTE 6 -    INVESTMENT IN U.S. TREASURY BONDS.

                     As a result of a product  liability  suit  adjudicated in a prior year the Company was obligated to create a trust which would pay an injured party $60,000 annually for the lesser of 40 years or his life. The Company is required to collateralize the trust with treasury bonds sufficient to fund this obligation which has a remaining life of 20 years. The amount on the Company's balance sheet represents the present value of its share in the investment to meet the aforementioned liability.



NOTE 7 -    LONG-TERM DEBT.

            (a) During 1995, the Company exercised its option under a shareholders' agreement to purchase all of the Company's shares held by a deceased shareholder's estate and family. These shares, representing 50% of the Company's outstanding capital stock, were valued at $8,908,406. After a downpayment of $2,672,122, the balance was to be paid by a series of notes extending to July, 1999, bearing interest of 4%, and this note was fully paid in 1999. At December 31, 1998 the unpaid balance was $1,566,571.

            (b) To finance the construction of its new facility in Missouri and the acquisition of related production equipment, the Company, under the aegis of the Industrial Development Authority of the City of Moberly, Missouri ("Issuer"), issued $4,250,000 of Industrial Revenue Bonds. The bonds mature April 1, 2016 with a "put" provision allowed weekly to the holder as well as a weekly variable interest rate. The interest rate cannot exceed 10% per annum. There is a letter of credit issued by Chase Bank, expiring April 30,2000, guaranteeing the bonds. The letter of credit is collateralized by accounts receivable, property, plant and equipment.

                     To keep the letter of credit in force the Company is obligated to meet certain targeted consolidated financial goals each year, which have been met.

                     The  Bonds  are  subject  to an  annual  sinking  fund  for redemption each April 1st with redemptions as follows:

                          Years
                          -----

                       2000 - 2005                        $300,000
                              2006                         400,000
                       2007 - 2016                         175,000


                     Interest  expense on all of the foregoing  debt amounted to
            $186,696 and $272,910 for the years ended December 31, 1999 and 1998, respectively.



NOTE 8 -    COMMITMENT.

                     The lease for the New York facility  extends  through April
            30, 2004 and requires an annual minimum base rent of $383,043. Rent expense amounted to $455,693 and $456,358 for the years ended December 31, 1999 and 1998, respectively.



NOTE 9 -    401(k) PROFIT-SHARING PLAN.

                     In   October   1999,   the   Company   adopted   a   401(k)
            Profit-Sharing Plan for all qualified non-union, full-time employees. The plan contains a profit sharing component with tax deferred contributions to each employee based upon certain criteria and also permits employees to make contributions up to the maximum limits allowed by Internal Revenue Code Section 401(k). Currently the Company matches 40% of the first 5% of each employee's contribution. The Company's contribution was $10,203 in 1999.

           EVERLAST WORLD'S BOXING HEADQUARTERS CORP. AND SUBSIDIARIES

                                  JUNE 30, 2000
                                   (Unaudited)





                                    I N D E X





                                                                        Page No.

FINANCIAL STATEMENTS:

      Independent Accountants' Compilation Report ......................   1

      Consolidated Financial Statements:

         Balance Sheets as at June 30, 2000 and 1999 ...................  2-3

         Statements of Income and Retained Earnings
           For the Six Months and Three Months
              Ended June 30, 2000 and 1999 .............................   4

                   INDEPENDENT ACCOUNTANTS' COMPILATION REPORT





To the Board of Directors
Everlast World's Boxing Headquarters Corp.


We have compiled the accompanying consolidated balance sheets of Everlast World's Boxing Headquarters Corp. and subsidiaries, as of June 30, 2000 and 1999 and the related consolidated statements of income and retained earnings for the six months and three months then ended and the accompanying supplementary schedules in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements and supplemental financial data information that is the representation of management. We have not audited or reviewed the accompanying financial statements and supplemental financial data and, accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures and the consolidated statements of cash flows required by generally accepted accounting principles. If the omitted disclosures and statements of cash flows were included in the financial statements, they might influence the user's conclusions about the Company's financial position and results of operations and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.





                                      /s/ WEINICK SANDERS LEVENTHAL & CO., LLP
                                      ----------------------------------------
                                          WEINICK SANDERS LEVENTHAL & CO., LLP



New York, N. Y.
August 17, 2000

           EVERLAST WORLD'S BOXING HEADQUARTERS CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)




                                   A S S E T S

                                                     June 30,
                                             --------------------------
                                                2000            1999
                                             -----------    -----------

Current assets:
  Cash and cash equivalents                  $ 3,723,891    $ 4,503,880
  Investment in commercial paper              10,828,315      8,548,680
  Accounts receivable, less allowance
    for doubtful accounts                      3,074,820      3,988,353
  Notes receivable - current portion               9,116          8,847
  Inventories                                  4,412,450      3,528,143
  Prepaid income taxes                           381,717           --
  Prepaid insurance                              208,851           --
  Other prepaid expenses                         159,463        186,197
                                             -----------    -----------
        Total current assets                  22,798,623     20,764,100
                                             -----------    -----------

Property, plant and equipment:
  Land, building, machinery and equipment      7,068,454      6,927,291
  Less:  Accumulated depreciation              2,164,566      1,740,829
                                             -----------    -----------
        Net property, plant and equipment      4,903,888      5,186,462
                                             -----------    -----------

Other assets:
  Deposits                                        18,067         18,057
  Notes receivable                               297,116        306,232
  Deferred financing costs - net                 105,967        117,836
  Deferred trademark costs - net                 102,653         92,337
  Cash surrender value - officer's life
    insurance, net of loans payable              736,823        670,117
  Investment in U.S. Treasury bonds,
    at cost (held in trust)                      215,066        135,474
                                             -----------    -----------
        Total other assets                     1,475,692      1,340,053
                                             -----------    -----------

                                             $29,178,203    $27,290,615
                                             ===========    ===========


         See accompanying independent accountants' compilation report.

           EVERLAST WORLD'S BOXING HEADQUARTERS CORP. AND SUBSIDIARIES

                                   (Unaudited)




                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                           June 30,
                                                ----------------------------
                                                     2000            1999
                                                ------------    ------------
Liabilities:
  Current liabilities:
    Accounts payable                            $  1,435,612    $    963,501
    Current maturities of long-term debt:
    Former stockholders                                 --           875,539
    Industrial bond                                  300,000         300,000
    Other                                               --            48,274
  Corporate taxes payable                             38,940         171,930
  Accrued expenses                                   218,979         417,918
                                                ------------    ------------
        Total current liabilities                  1,993,531       2,777,162

Long-term debt:
  Industrial bond                                  3,231,783       3,539,623
                                                ------------    ------------

        Total liabilities                          5,225,314       6,316,785
                                                ------------    ------------

Commitments and contingencies                           --              --

Stockholders' equity:
  Common stock, no par value
    Authorized - 100 shares
    Issued - 62 shares                               155,883         155,883
  Retained earnings                               32,705,412      29,726,353
  Less:  Treasury stock, 31 shares - at cost      (8,908,406)     (8,908,406)
                                                ------------    ------------
        Total stockholders' equity                23,952,889      20,973,830
                                                ------------    ------------

                                                 $29,178,203     $27,290,615
                                                ============    ============



         See accompanying independent accountants' compilation report.

           EVERLAST WORLD'S BOXING HEADQUARTERS CORP. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                                   (Unaudited)


                                                       For the Six Months Ended June 30,
                                            ----------------------------------------------------
                                               2000               %        1999            %
                                            ------------     --------- ------------    ---------


Sales                                       $  8,236,214               $  9,786,697
Less:  Returns, allowances
         and discounts                           704,225                    543,483
                                            ------------               ------------

Net sales                                      7,531,989        100.00    9,243,214       100.00

Prime cost of goods sold                       4,458,298         59.19    5,362,628        58.02
                                            ------------     --------- ------------    ---------

Prime gross profit on sales                    3,073,691         40.81    3,880,586        41.98

Factory overhead                               1,445,388         19.19    1,524,770        16.50
                                            ------------     --------- ------------    ---------

Gross profit on sales                          1,628,303         21.62    2,355,816        25.48
                                            ------------     --------- ------------    ---------

Operating expenses:
  Selling                                        979,659         13.01      940,049        10.17
  Shipping                                       421,215          5.59      424,024         4.59
  General and administrative                     992,371         13.18      908,135         9.82
                                            ------------     --------- ------------    ---------
Total operating expenses                       2,393,245         31.78    2,272,208        24.58
                                            ------------     --------- ------------    ---------

Income (loss) from operations                   (764,942)       (10.16)      83,608         0.90
Other income (net of other deductions)         2,956,349         39.25    2,659,040        28.77
                                            ------------     --------- ------------    ---------

Income before provision
  for income taxes                             2,191,407         29.09    2,742,648        29.67

Provision for income taxes                       829,000         11.01    1,203,000        13.01
                                            ------------     --------- ------------    ---------

Net income                                     1,362,407         18.08    1,539,648        16.66
                                                                 =====                     =====

Retained earnings at beginning of period      31,343,005                 28,186,705
                                            ------------               ------------

Retained earnings at end of period          $ 32,705,412               $ 29,726,353
                                            ============               ============


         See accompanying independent accountants' compilation report.

           EVERLAST WORLD'S BOXING HEADQUARTERS CORP. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                                   (Unaudited)


                                                   For the Three Months Ended June 30,
                                            -----------------------------------------------------
                                                2000            %         1999              %
                                            ------------     ---------  ------------    ---------

Sales                                       $  3,674,337                $  4,693,168
Less:  Returns, allowances
         and discounts                           308,513                     234,017
                                            ------------                ------------

Net sales                                      3,365,824        100.00     4,459,151       100.00

Prime cost of goods sold                       2,089,943         62.09     2,534,384        56.84
                                            ------------     ---------  ------------    ---------

Prime gross profit on sales                    1,275,881         37.91     1,924,767        43.16

Factory overhead                                 723,691         21.50       754,463        16.92
                                            ------------     ---------  ------------    ---------

Gross profit on sales                            552,190         16.41     1,170,304        26.24
                                            ------------     ---------  ------------    ---------

Operating expenses:
  Selling                                        415,462         12.34       419,537         9.41
  Shipping                                       187,118          5.56       167,255         3.75
  General and administrative                     548,885         16.31       478,438        10.73
                                            ------------     ---------  ------------    ---------
Total operating expenses                       1,151,465         34.21     1,065,230        23.89
                                            ------------     ---------  ------------    ---------

Income (loss) from operations                   (599,275)       (17.80)      105,074         2.35
Other income (net of other deductions)         1,396,076         41.48     1,228,142        27.54
                                            ------------     ---------  ------------    ---------

Income before provision
  for income taxes                               796,801         23.68     1,333,216        29.89

Provision for income taxes                       313,000          9.30       583,000        13.07
                                            ------------     ---------  ------------    ---------

Net income                                       483,801         14.38       750,216        16.82
                                                             =========                  =========

Retained earnings at beginning of period      32,221,611                  28,976,137
                                            ------------                ------------



Retained earnings at end of period          $ 32,705,412                $ 29,726,353
                                            ============                ============




          See accompanying independent accountants' compilation report.

              PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

            The pro forma consolidated condensed statements of operations presented herein gives effect, for the year ended December 31, 1999 and 2000, respectively, and the six months ended June 30, 2000 to the acquisition as if such transaction took place on January 1, 1999. It is based on the historical financial statements of Everlast Worldwide Inc. (f/k/a Active Apparel Group, Inc., the "Company") for the year ended December 31, 1999, as adjusted to reflect the combined results from recording the transaction. The pro forma consolidated condensed balance sheet also presented herein is based upon the Company's historical balance sheet as of June30, 2000, and includes pro forma adjustments assuming the transaction had occurred on that date. These statements should be read in conjunction with the historical financial statements, and notes thereto, of Everlast included in this Proxy Statement and of the Company included in the Company's report on Form 10-KSB, for the year ended December 31, 1999 and on Form 10-QSB for the period ended June 30, 2000. The pro forma financial statements do not necessarily reflect results that would have occurred had the transaction been consummated on the dates indicated, or future results, and does not reflect benefits to be derived, if any, from the transactions. The Company is accounting for the acquisition under the purchase method of accounting. The assumptions and adjustments upon which the pro forma financial statements are based are set forth in the accompanying notes.

                             Everlast Worldwide Inc.
                       (f/k/a Active Apparel Group, Inc.)
                 Pro-forma Consolidated Condensed Balance Sheets
                                  June 30, 2000
                                   (Unaudited)

                                     Assets
                              ---------------------

                                         Historical        Historical        Pro-forma           Pro-forma
                                    Everlast Worldwide      Everlast        Adjustments         Consolidated
                                    ------------------   --------------    --------------       -------------
Current assets:
  Cash and cash equivalents                $ 339,170       $ 3,723,891      $ 10,828,315  (B)    $ 4,891,376
                                                                             (10,000,000) (A)
  Investment in commercial paper                            10,828,315       (10,828,315) (B)              -
  Accounts receivable - net                                  3,074,820                             3,074,820
  Due from factor                          3,504,618                                               3,504,618
  Inventory                                5,115,244         4,412,450                             9,527,694
  Other current assets                       630,750           759,147                             1,389,897
                                       --------------    --------------    --------------       -------------
       Total Current Assets                9,589,782        22,798,623       (10,000,000)         22,388,405

  Property and equipment, net                460,656         4,903,888           500,000  (A)      5,864,544
  Other assets                               396,079         1,475,692                             1,871,771
   Intangible assets                                                          20,547,111  (A)     33,926,924
                                                                              10,000,000  (A)
                                                                               1,000,000  (A)
                                                                               2,379,813  (A)

                                       --------------    --------------    --------------       -------------

          Total Assets                  $ 10,446,517      $ 29,178,203      $ 24,426,924        $ 64,051,644
                                       ==============    ==============    ==============       =============

                             Everlast Worldwide Inc.
                       (f/k/a Active Apparel Group, Inc.)
                 Pro-forma Consolidated Condensed Balance Sheets
                                  June 30, 2000
                                   (Unaudited)

          Liabilities, Redeemable Preferred Stock & Stockholders Equity

                                               Historical        Historical         Pro-forma            Pro-forma
                                         Everlast Worldwide       Everlast         Adjustments         Consolidated
                                         ------------------  ----------------    --------------       --------------
Current Liabilities:
  Accounts Payable                           $ 2,295,231         $ 1,435,612                            $ 3,730,843
  Current maturities of long term
   debt - industrial bond                                            300,000                                300,000
  Accrued Expenses & Other Liabilities           728,299             257,919         1,000,000  (C)       1,986,218
                                           --------------    ----------------    --------------       --------------
       Total Current Liabilities               3,023,530           1,993,531         1,000,000            6,017,061

Long term debt
  Industrial  Bond                                     -           3,231,783                              3,231,783

                                           --------------    ----------------    --------------       --------------
Total liabilities                              3,023,530           5,225,314         1,000,000            9,248,844
                                           --------------    ----------------    --------------       --------------

Redeemable preferred stock                                                          45,000,000  (A)      45,000,000
                                           --------------    ----------------    --------------       --------------

Stockholders equity:
  Common stock                                     6,333             155,883             1,010  (A)           7,343
                                                                                      (155,883) (A)
  Paid in capital                              6,136,341                             2,378,803  (A)       8,515,144
  Retained earnings                            2,007,532          32,705,412       (32,705,412) (A)       2,007,532

                                           --------------    ----------------    --------------       --------------
                                               8,150,206          32,861,295       (30,481,482)          10,530,019
  Less treasury Stock                            727,219           8,908,406        (8,908,406) (A)         727,219
                                           --------------    ----------------    --------------       --------------
       Total stockholders' equity              7,422,987          23,952,889       (21,573,076)           9,802,800
                                           --------------    ----------------    --------------       --------------

          Total liabilities, redeemable
            preferred stock and stock-
            holders' equity                 $ 10,446,517        $ 29,178,203      $ 24,426,924         $ 64,051,644
                                           ==============    ================    ==============       ==============

Book value per common share                       $ 2.86                                               $       3.16
                                           ==============                                             ==============
Common shares outstanding                      2,592,581                                                  3,097,581
                                           ==============                                             ==============

                             Everlast Worldwide Inc.
                       (f/k/a Active Apparel Group, Inc.)
              Pro-forma Consolidated Condensed Statements of Income
                     For the Six Months Ended June 30, 2000
                                   (Unaudited)

                                  Historical      Historical        Pro-forma              Pro-forma
                             Everlast Worldwide    Everlast        Adjustments            Consolidated
                             ------------------  ------------     -------------          -------------
Net sales                        $ 16,184,470    $  7,531,989                            $ 23,716,459

Cost of sales                       9,838,387       5,844,642           60,000  (D)        15,743,029
                                 ------------    ------------     ------------           ------------

Gross profit                        6,346,083       1,687,347          (60,000)             7,973,430

Net license revenues                                2,682,418         (844,922) (E)         1,837,496
                                 ------------    ------------     ------------           ------------
                                    6,346,083       4,369,765         (904,922)             9,810,926

Operating expenses
   Selling and shipping             3,400,307       1,244,669         (844,922) (E)         3,830,054
                                                                        20,000  (D)
                                                                        10,000  (F)
   General and administrative       1,061,199       1,235,369         (150,000) (G)         2,196,568
                                                                        30,000  (I)
                                                                        20,000  (D)
   Financial expenses                 371,845         118,789                                 490,634
                                 ------------    ------------     ------------           ------------
Total operating expenses            4,833,351       2,598,827         (914,922)             6,517,256

 Income from operations             1,512,732       1,770,938           10,000              3,293,670

  Amortization                                                         424,086  (J)           424,086
  Interest income                                     407,293         (275,000) (K)           132,293
  Other income                                         13,176                                  13,176
                                 ------------    ------------     ------------           ------------

 Income before taxes                1,512,732       2,191,407         (689,086)             3,015,053

 Provision for taxes                  650,473         829,000         (111,300) (L)         1,368,173
                                 ------------    ------------     ------------           ------------


 Net income                      $    862,259    $  1,362,407     $   (577,786)          $  1,646,880
                                 ============    ============     ============           ============

 Common shares outstanding          2,592,581                                               3,097,581
  Basic earnings per share       $       0.33                          505,000  (M)      $       0.09
  Diluted earnings per share     $       0.32                                            $       0.07


                             Everlast Worldwide Inc.
                       (f/k/a Active Apparel Group, Inc.)
              Pro-forma Consolidated Condensed Statements of Income
                      For the Year Ended December 31, 1999
                                   (Unaudited)

                                         Historical          Historical          Pro-forma           Pro-forma
                                    Everlast Worldwide        Everlast          Adjustments         Consolidated
                                    ------------------   ----------------     --------------       --------------
Net sales                               $ 24,464,139        $ 18,124,186                            $ 42,588,325

Cost of sales                             14,578,376          13,152,908             60,000  (D)      27,791,284
                                     ----------------    ----------------    ---------------       --------------

Gross profit                               9,885,763           4,971,278            (60,000)          14,797,041

Net license revenues                                           4,613,942         (1,268,901)           3,345,041
                                     ----------------    ----------------    ---------------       --------------
                                           9,885,763           9,585,220         (1,328,901)          18,142,082

Operating expenses
   Selling and shipping                    5,871,571           2,519,130         (1,268,901) (E)       7,161,800
                                                                                     20,000  (D)
                                                                                     20,000  (F)
   General and administrative              2,024,539           2,607,528           (300,000) (G)       4,562,067
                                                                                    150,000  (H)
                                                                                     20,000  (D)
                                                                                     60,000  (I)

   Financial  expenses                       557,627             243,299                                 800,926
                                     ----------------    ----------------    ---------------       --------------
Total operating expenses                   8,453,737           5,369,957         (1,298,901)          12,524,793

 Income from operations                    1,432,026           4,215,263            (30,000)           5,617,289

 Amortization                                                                       848,173  (J)         848,173
 Interest income                                                 618,933           (550,000) (K)          68,933
 Other income                                                     68,104                                  68,104
                                     ----------------    ----------------    ---------------       --------------

 Income before taxes                       1,432,026           4,902,300         (1,428,173)           4,906,153

 Provision for taxes                         615,694           1,746,000           (243,600) (L)       2,118,094
                                     ----------------    ----------------    ---------------
                                                                                                   --------------

 Net income                                $ 816,332         $ 3,156,300       $ (1,184,573)         $ 2,788,059
                                     ================    ================    ===============       ==============

 Common shares outstanding                 2,592,581                                505,000            3,097,581
  Basic earnings per share                    $ 0.31                                         (M)          $ 0.12
  Diluted earnings per share                  $ 0.31                                                      $ 0.10

                             EVERLAST WORLDWIDE INC.
                       (f/k/a Active Apparel Group, Inc.)

                         NOTES TO PRO FORMA CONSOLIDATED
                         CONDENSED FINANCIAL STATEMENTS




The acquisition of Everlast's common stock for AAGP common and preferred stock, and cash, is being accounted for using purchase accounting for financial reporting purposes. As such, the assets and liabilities of Everlast, have been adjusted to their estimated fair values. The final allocation of the purchase price will be determined after completion of the acquisition and will be based on a final evaluation of the fair value of the assets acquired and liabilities assumed at the time of the acquisition.

(A) Represents adjustments to record the acquisition based upon an assumed purchase price of Everlast stock of $57,379,813, plus $1,000,000 in transaction costs. The purchase price was calculated using the fair value of AAGP's redeemable preferred stock and assuming a market value of AAGP's common shares of $4.7125 per share. The share price was determined based upon the closing stock prices for the 5 days ended September 8, 2000.

         Calculation of purchase price:

         Redeemable preferred stock                         $45,000,000
         Common stock (505,000 shares)                        2,379,813
         Cash                                                10,000,000
         Transaction costs                                    1,000,000
                                                            -----------

                  Total                                      58,379,813
                                                            -----------

         Allocation of purchase price:

         Net book value of Everlast                          23,952,889
         Adjustment to reflect land
           and building at fair value                           500,000
                                                            -----------

                                                             24,452,889
         Excess of acquisition cost over
           value of tangible net assets                     $33,926,924
                                                            ===========


Note: The historical costs of the assets and liabilities of Everlast are estimated to be at their fair market value, except certain properties and certain intangible assets.

Everlast Worldwide Inc.
(f/k/a Active Apparel Group, Inc.)
Notes to Pro Forma Consolidated
Condensed Financial Statements
Page 2 - Continued



(B) To reflect the liquidation of commercial paper into cash and cash equivalents.

(C)      To  reflect  an  increase  in  accrued   expenses  of  $1,000,000   for
         transaction costs.

(D) To reflect bonus totaling $100,000 paid to Everlast supervisors provided they remain employed for at least six months after the acquisition is completed.

(E) To record elimination of royalty fee in the amount of $1,268,801 paid by AAGP to Everlast for the year ended December 31, 1999 ($844,922 for six months ended June 30, 2000).

(F) To reflect the impact of Everlast's Assistant Vice President's contract which increases his salary by $20,000, for the year ended December 31, 1999 ($10,000 for the six months ended June 30, 2000).

(G) To reflect reduction of Everlast President's compensation in the amount of $300,000, in accordance with a new employment contract, for the year ended December 31, 1999 ($150,000 for the six months ended June 30, 2000).

(H) To reflect bonus of $150,000 paid to AAGP's CEO, subsequent to the closing date of this acquisition, the proceeds of which will be used to pay down the note receivable due from the CEO.

(I) To reflect consulting fees of $60,000, as per contractual agreement, for the year ended December 31, 1999 ($30,000 for the six months ended June 30, 2000).

(J) To reflect amortization of intangible assets over 40 years of $848,173 for the year ended December 31, 1999 ($424,086 for the six months ended June 30, 2000).

(K) To reflect loss of interest income in the amount of $550,000 for the year ended December 31, 1999 ($275,000 for the six months ended June 30, 2000), as a result of the $10,000,000 cash payment payable at the closing date.

(L) To reflect tax benefit of pro forma adjustments at an effective tax rate of 42%.

(M) To increase the common shares outstanding to 3,097,581 shares, for the issuance of 505,000 shares of AAGP at the closing date, used in the computation of basic earnings per share. In addition, for dilutive earnings per share purposes, common shares outstanding have been increased to 3,792,891 shares. These shares have been accounted for on a pro forma basis to be outstanding during the entire year.